UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): April 26, 2017

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On April 26, 2017, Employers Holdings, Inc. (the “Company”) announced that Michael J. McColgan has been appointed as a member of the Company’s Board of Directors (the “Board”), effective July 1, 2017. Mr. McColgan will be a Class II director with a term expiring at the Company’s 2020 Annual Meeting of Stockholders. Mr. McColgan will serve on the Audit and Risk Committees of the Board.
On June 30, 2017, Mr. McColgan, age 61, will retire as a Partner with PricewaterhouseCoopers, LLP (“PwC”). During his 38 year career with PwC, including 27 years as a partner, Mr. McColgan served as Regional Assurance Leader for the East Region, Managing Partner for several areas of practice, and as the Global Engagement Partner for several of PwC’s largest insurance company clients. Mr. McColgan received a Bachelor’s Degree in Accounting from Villanova University and is a Certified Public Accountant, licensed in 12 states.
Mr. McColgan will participate in the non-employee director compensation program at the Company. Under the current program, non-employee Board members receive an annual cash retainer of $40,000, Board committee chairs receive an annual cash retainer ranging from $10,000 to $15,000, and Board committee members receive meeting fees ranging from $1,500 to $1,750 per meeting. Historically, the non-employee director compensation program has also included a grant of Restricted Stock Units (RSUs) to continuing directors after each Annual Meeting of Stockholders. For non-employee directors who have joined the board between annual meetings, the Compensation Committee of the Board has made a grant of RSUs in an amount that takes into consideration the length of time the new Board member will serve between annual meetings. The Compensation Committee of the Board intends to meet at a later date to consider granting Mr. McColgan an award of RSUs on a similar basis.
There are no arrangements or understandings between Mr. McColgan and any other person pursuant to which he was named a director of the Company. Mr. McColgan does not have any family relationship with the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. McColgan has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.
Mr. McColgan is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On April 26, 2017, the Company issued a press release regarding the appointment of Mr. McColgan to the Board. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
99.1    Employers Holdings, Inc. press release, dated April 26, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	April 26, 2017	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel